UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 29, 2023, the City of Forsyth, Rosebud County, Montana, (the "City") issued $144,660,000 principal amount of its Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2023 (the "Bonds") on behalf of NorthWestern Corporation, d/b/a NorthWestern Energy (Nasdaq: NWE) (the "Company"). The proceeds of the Bonds were loaned to the Company by the City (as discussed below) and have been used to provide for the payment of the City's $144,660,000 Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2016 (the "Prior Bonds") issued by the City on behalf of the Company. The Bonds were issued under an Indenture of Trust, dated as of June 1, 2023 (the "Indenture"), between the City and U.S. Bank Trust Company, National Association, as trustee (the "Trustee").

The City has loaned the proceeds of the Bonds to the Company pursuant to a Loan Agreement dated as of June 1, 2023 (the "Loan Agreement") between the Company and the City. Pursuant to the Loan Agreement, the Company is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal and interest on the Bonds. In order to provide security for the payment of the Company's obligation to repay the loan made to it by the City under the Loan Agreement, the Company, pursuant to a Bond Delivery Agreement, dated as of June 1, 2023 (the "Bond Delivery Agreement"), between the Company and the Trustee, issued and delivered to the Trustee $144,660,000 of its first mortgage bonds (the "2023 First Mortgage Bonds") pursuant to the Mortgage and Deed of Trust, dated as of October 1, 1945, from the Company to The Bank of New York Mellon and Mary Miselis, as trustees (collectively, the "Mortgage Trustee"), as previously supplemented and amended and as supplemented by a Forty-fourth Supplemental Indenture, dated as of June 1. 2023 (collectively, the "Mortgage"). As holder of the 2023 First Mortgage Bonds, the Trustee has, ratably with the holders of all other first mortgage bonds issued and outstanding under the Mortgage, a lien on certain properties of the Company. The Forty-fourth Supplemental Indenture provides that no payments under the 2023 First Mortgage Bonds will be due so long as the Company is making its payments under the Loan Agreement.

The Bonds bear interest at a rate of 3.875%, beginning on their date of issue through maturity on July 1, 2028.

The Bonds are subject to special mandatory redemption upon a determination that the interest on the Bonds would be included in the holders' gross income for federal income tax purposes. Any such special mandatory redemption also would be at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

The Indenture, the Loan Agreement, the Bond Delivery Agreement and the Forty-Fourth Supplemental Indenture are filed with this report as Exhibits 4.1, 4.2, 4.3, and 4.4.

Item 9.01    Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Indenture of Trust, dated as of June 1, 2023, by and between the City of Forsyth, Rosebud County, Montana, and U.S. Bank Trust Company, National Association, as trustee
4.2*	Loan Agreement, dated as of June 1, 2023, by and between the City of Forsyth, Rosebud County, Montana, and NorthWestern Corporation
4.3*	Bond Delivery Agreement, dated as of June 1, 2023, between NorthWestern Corporation and U.S. Bank Trust Company, National Association, as trustee
4.4*	Forty-fourth Supplemental Indenture, dated as of June 1, 2023, between NorthWestern Corporation and the Mortgage Trustee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: July 6, 2023